RELIABILITY INCORPORATED

                         SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  X
                        ---
Filed by a Party other than the Registrant
                                            ---
Check the appropriate box:
    Preliminary Proxy Statement
---
    Confidential, for Use of the Commission Only (as permitted by --- Rule 14a-6(e)(2))

 X  Definitive Proxy Statement
---
    Definitive Additional Materials
---
    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
---
                         Reliability Incorporated
             (Name of Registrant as Specified in Its Charter)
                         Reliability Incorporated
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
 X  No fee required
---
    $125 per Exchange Act Rules 0-11(c)I(ii), 14a-6(i)(1), 14a-6(i)(2) or
        Item 22(a)(2) of Schedule 14A.

    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
---
        1) Title of each class of securities to which transaction applies:
        2) Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        4) Proposed maximum aggregate value of transaction:
    5)  Total fee paid:

    Fee paid previously with preliminary materials.
---
--- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)  Amount Previously Paid:
        2)  Form Schedule or Registration Statement No.:
        3)  Filing Party:
        4)  Date Filed:

                         RELIABILITY INCORPORATED

                              16400 Park Row
                           Houston, Texas 77084

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD APRIL 28, 1999




To the Shareholders of
Reliability Incorporated:

    Reliability Incorporated (the "Company") will hold its 1999 annual meeting of shareholders on April 28, 1999, at 10:00 a.m. Houston time. The meeting will be held at the Company's offices at 16400 Park Row, Houston, Texas 77084. The purposes of the meeting are:

       1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their respective successors are elected.

       2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has designated the close of business on March 5, 1999, as the record date for determining which shareholders are entitled to notice of, and to vote at, the meeting.

    Whether you expect to attend the meeting in person or not, you are requested to fill in, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. No postage is needed if such envelope is mailed in the United States.

                                     By order of the Board of Directors,



                                                Max T. Langley
                                                   Secretary







Date:  March 15, 1999

                         RELIABILITY INCORPORATED

                              16400 Park Row
                           Houston, Texas 77084

                              PROXY STATEMENT
                                    FOR
                      ANNUAL MEETING OF SHAREHOLDERS

Solicitation and revocation of proxies

    The enclosed proxy is solicited by Reliability Incorporated, a Texas corporation (the "Company"), for use in connection with the 1999 annual meeting of shareholders of the Company. Although proxies will be solicited primarily by mail, employees of the Company may personally aid in such solicitation. The Company will make arrangements with brokerage houses and banks for forwarding proxy materials to the beneficial owners of shares registered in brokers' and banks' names. All solicitation costs will be paid by the Company. All properly signed proxies will be voted, and, where a choice has been specified by the shareholder as provided on the proxy, it will be voted in accordance with the specification so made. If no specification is made, the shares will be voted FOR all nominees for director. Any shareholder giving a proxy may revoke it at any time before it is used at the meeting by giving written notice of revocation to the secretary of the Company or by signing and delivering to the secretary of the Company a proxy bearing a later date.

    Proxy materials are expected to be mailed or delivered to shareholders on or about March 18, 1999.

Voting at the meeting

    Only holders of record of the Company's Common Stock (the "Common Stock") at the close of business on March 5, 1999 will be entitled to vote at the meeting. As of such date, 6,631,765 shares were issued and outstanding and entitled to vote at the meeting. Each share of Common Stock is entitled to one vote; shareholders do not have the right to cumulate their votes with respect to the election of directors.

    The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, either in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the annual meeting. Proxies that withhold authority to vote for a nominee or abstain from voting are counted for the purpose of determining whether a quorum is present. Broker non-votes, which may occur when a broker or nominee has not received timely voting instructions on certain proposals, are not counted for the purpose of determining whether a quorum is present. If there are not sufficient shares represented at the meeting to constitute a quorum, the meeting may be adjourned until a specified future date to allow the solicitation of additional proxies.

    Directors are elected by a plurality of the votes cast at the meeting. The nominees that receive the greatest number of votes will be elected, even though the number of votes received may be less than a majority of the shares represented in person or by proxy at the meeting. Proxies that withhold authority to vote for a nominee and broker non-votes will not prevent the election of such nominee if other shareholders vote for such a nominee.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

                         OWNERSHIP OF COMMON STOCK

Principal shareholders

    As of February 12, 1999, each of the following persons beneficially owned 5% or more of the 6,604,516 shares of Common Stock then outstanding:

                             Voting shares           Dispositive shares
                          and percent of total      and percent of total
Name and address             outstanding (1)           outstanding (2)
----------------          --------------------      --------------------

Dimensional Fund
  Advisors Inc.             443,500    (6.72%)  443,500       (6.72%)
    1299 Ocean Avenue,
    11th Floor
    Santa Monica, CA

Fidelity Low-Priced
  Stock Fund                552,500    (8.37%)  552,500       (8.37%)
    82 Devonshire Street
    Boston, MA

The Qubain Family Trust
     3600 Peterson Way      475,000    (7.19%)  475,000       (7.19%)
     Santa Clara, CA

-----------------------------------------
(1) Shares which the shareholder has the power to vote.
(2) Shares which the shareholder has the power to sell.
-----------------------------------------

    Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, has beneficial ownership of 443,500 shares of Common Stock. Dimensional furnishes investment advice to four investment companies and serves as an investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the stock of the Company. Dimensional disclaims beneficial ownership of all such shares.

    Edward C. Johnson, III, owns approximately 12% and Abigail Johnson owns approximately 25% of the stock of FMR Corp., which controls Fidelity Management & Research Company ("Fidelity"), the investment advisor to the Fidelity Low-Priced Stock Fund ("Fund"). Members of the Edward C. Johnson, III family and trusts for their benefit control Fidelity. The Fund's shares are voted by Fidelity under guidelines established by the Board of Trustees of the Fund; the Johnson family, through its control of Fidelity, has the sole power to sell the Fund's shares.

      The information provided above for Dimensional and Fidelity is based on filings made with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

      The Company issued 475,000 shares to Basic Engineering Services and Technology Labs, Inc. ("BEST") on December 3, 1998, in partial payment for

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT


the purchase of certain assets. BEST filed a Schedule 13D with the Securities and Exchange Commission and indicated that it was controlled by The Qubain Family Trust. Subsequently, BEST transferred the shares to The Qubain Family Trust.

      The Company's Employee Stock Savings Plan (the "Plan") owns a total of 546,064 shares (8.27% of the 6,604,516 shares of Common Stock outstanding as of February 12, 1999) of Common Stock. Each employee of the Company who participates in the Plan may direct the Trustee of the Plan on how to vote the stock beneficially owned by such employee and, under certain circumstances, the employee can direct the sale of some or all of the shares held for his benefit. No employee owns 5% or more of the Company's shares through the Plan.

Security ownership of management

    As of March 5, 1999, the amount of Common Stock owned by the directors of the Company, the nominees for director, each executive officer named in the compensation table and all directors and officers as a group is shown below.

                                    Amount and nature of
                                    beneficial ownership
                                    --------------------
                          Voting                       Stock
                            and         Other         options
   Name of individual   investment   beneficial      exercis-     Percent
       or group          power(1)   ownership(2)      able(3)   of class(4)
   ------------------    ---------  ------------     --------  -----------
Larry Edwards             124,600      33,046         56,900       3.13 %
W. L. Hampton               4,000        -0-           9,000          *
John R. Howard              7,100        -0-           8,000          *
Thomas L. Langford          4,000        -0-          30,000          *
A. C. Lederer, Jr.          5,000        -0-           7,000          *
Philip Uhrhan               2,000        -0-          15,000          *
James M. Harwell           16,249      25,056         18,751          *
J.E. (Jim) Johnson          5,600         980         19,700          *
Paul Nesrsta               10,000      13,370         25,000          *
Max T. Langley             28,200      28,498         25,000       1.19
All executive officers
 and directors as a
  group (ten persons)     206,749     100,950        214,351       7.63
--------------------
*   Less than 1%

(1) Each person has the sole power to vote and sell the shares shown in this column except that Messrs. Edwards and Langley have shared power with their respective spouses to vote and sell 124,600 and 28,200 of the shares, respectively, reported above.

(2) Represents shares allocated to the executive officer through his participation in the Company's Employee Stock Savings Plan (the "Plan"), according to the latest statement for said Plan, which is as of December 31, 1998. Employees have the right to direct the vote of all shares held in the Plan and, under certain circumstances, the employee can direct the sale of some or all of the shares held for his benefit.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

(3) Shares listed in the stock options exercisable column represent shares that are exercisable by the named individual as of March 5, 1999 and within 60 days thereafter under the Company's stock option plan.

(4) The percent stated in this column is based on the total beneficial ownership of the individual or group as a percent of the 6,631,765 shares of Common Stock outstanding as of March 5, 1999, plus shares acquirable under stock options on, or within 60 days of, March 5, 1999.
--------------------

    The Company is not aware of any contract or agreement which may at any subsequent date result in a change in control of the Company.

                           ELECTION OF DIRECTORS

    At the meeting, six directors are to be elected. Each director will hold office until the next annual meeting of shareholders and until his successor is elected and qualifies. The persons named as proxy holders in the accompanying form of proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named in the following table, unless authority to vote for all or any of such nominees is withheld on such proxy.

                                                     Other positions and
                                                      offices presently
                                                     held with the Company
                                                     (and other present
                            Director                 principal occupation
     Name                     since        Age       if different)
     ----                   --------       ---       ------------------
Larry Edwards                 1995         57        Chairman of the Board
                                                      of Directors,
                                                      President and Chief
                                                      Executive Officer
W.L. Hampton                  1984         70        (retired)
John R. Howard(1)             1971         65        (attorney-at-law)
Thomas L. Langford            1980         57        (executive vice
                                                      president, Stone
                                                      and Webster, Inc.)
A.C. Lederer, Jr.(1)          1972         85        (investor)
Philip Uhrhan                 1997         49        (vice president
                                                      finance, Solvay
                                                      America, Inc.)
---------------------------
*   Less than 1%

(1) The wife of A. C. Lederer, Jr. is a sister of John R. Howard. There is no other family relationship among the persons named in this table.
---------------------------

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT


    Mr. Edwards has been President and Chief Executive Officer of the Company since 1993 and has been a Director and Chairman of the Board of Directors since 1995. From 1990 to 1993, he served as President and Chief Operating Officer of the Company. Mr. Edwards joined the Company in 1977 as Manager of Engineering, Planning and Manufacturing Systems, and subsequently held the positions of Vice President - Operations, Corporate Vice President - Systems, and Executive Vice President - Systems.

    Mr. Hampton has been a Director of the Company since 1984. Mr. Hampton was President of S.I.P. Engineering, Inc., an engineering and construction company, from 1984 until his retirement in 1993.

    Mr. Howard has been a Director of the Company since 1971. He is and has been for more than five years an attorney in private practice.

    Mr. Langford has been a Director of the Company since 1980. Mr. Langford's principal occupation has been that of Executive Vice President of Stone and Webster, Inc., a professional engineering, construction and consulting company, since 1997. He was President of Parsons Corporation, an engineering and construction company, from 1991 until 1996.

    Mr. Lederer has been a Director of the Company since 1972 and was Chairman of the Board of Directors of the Company from 1993 until 1995. Mr. Lederer's principal occupation has been that of an investor for more than the last five years.

    Mr. Uhrhan has been a Director of the Company since 1997. Mr. Uhrhan's principal occupation has been that of Vice President Finance of Solvay America, Inc., a chemical and pharmaceuticals company, since 1996. Mr. Uhrhan was a Partner with Ernst and Young LLP for more than five years prior to his employment by Solvay America, Inc.

    Management believes that each person proposed to be elected a director is willing and able to serve if elected. If a situation arises in which any nominee is unable or unwilling to serve, proxies will be voted for a nominee selected by the Board of Directors of the Company.

Board of Directors' meetings and committees

    The Company's Board of Directors held four meetings during 1998. All incumbent directors attended 75% or more of the meetings of the Board of Directors.

    The Company's audit committee, composed of Messrs. Langford and Uhrhan, met two times during 1998, and both members attended the meetings. The audit committee reviews and approves all services to be performed by independent auditors and the fees therefor, consults with independent auditors and management with respect to internal controls and other financial matters and reviews the results of the year-end audit and other reports of independent auditors.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT


    The compensation committee, composed of Messrs. Lederer, Hampton, and Howard, met two times during 1998. Messrs. Lederer and Howard attended both meetings; Mr. Hampton attended one meeting. The compensation committee reviews executive compensation and benefit plans, recommends changes therein, and makes recommendations to the Board of Directors concerning executive salaries and incentive plans for the Company.

Compensation Committee report on executive compensation

                   REPORT OF THE COMPENSATION COMMITTEE
                         ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") of Reliability Incorporated submits this report on executive compensation to the Board of Directors and the Company's shareholders. This report covers components of executive compensation and the bases for the Committee's compensation decisions. The Committee's goals are to establish compensation for executive officers that ensures a fair and competitive salary and additional incentive compensation which is related directly to the financial success of the Company and the performance of the officers and to motivate executive personnel to achieve corporate objectives. A fundamental principle of the compensation program is to align the amount of an executive's total compensation with his contribution to the success of the Company. The program has the following components:

Base salary

    Salaries for the chief executive officer ("CEO") and each other executive officer are set annually. The Committee strives to set salaries that are competitive with those paid by companies of similar size and revenue in the industry. The Company utilizes the currently available American Electronics Association Executive Compensation Survey ("AEA Compensation Survey") to determine appropriate and competitive salaries.

    In 1997, the salary of the CEO was increased 6% and the raises for the other executive officers ranged from 4% to 7%. In 1998, the salary of the CEO was increased 14% and the raises for the other executives ranged from 4% to 7%. The raises in 1997 and 1998 for the CEO and executive officers varied depending on the performance of the individual executive and the financial success of the industry segment, division or subsidiary for which the executive was responsible. In addition, the Committee reviewed the overall financial performance of the Company, its gross, operating and net profits, the performance of the Company's officers and the business plan for 1998, as well as the applicable AEA Compensation Survey, to determine appropriate and competitive salaries. The Committee considered salaries paid by other companies of similar size and revenues to determine market rate salary using the 25th percentile results of the AEA Compensation Survey.

Short-term incentive compensation

    In addition to base salary, the Company has an incentive plan which applies to the CEO, all other executive officers, the directors and all salaried employees of the Company. The incentive plan has three components:

                           RELIABILITY INCORPORATED
                                PROXY STATEMENT


         1. a quantitative measure based on the net income before income tax of:
               (a) the Company as a whole in the case of the CEO and certain other executive officers, or
               (b) the subsidiary, industry segment or division of the Company for which the executive is responsible;

         2. a qualitative measure, which is an evaluation of each individual's performance during the year, made by the Committee for the CEO and by the CEO for all other executive officers; and

      3. a target bonus.

      The Committee's approach to incentive bonuses is to establish incentives at a pay-for-performance level which allows the executive to be compensated in total at a competitive rate. Each year the Committee establishes the target bonus for the CEO and each executive officer and approves the payment of bonuses, if any, based on achieving predetermined goals. The CEO and executive officers are only eligible for bonuses when the Company as a whole and/or the operating division for which such officer is responsible reports income before income taxes as a percent of revenues equal to or greater than 5%.

         1. Target bonuses, for 1997, ranged from 40% of salary for the CEO, to 30% for executive officers. The actual bonus paid, in 1997, to the CEO was 233% of his base salary and ranged from 11% to 179% of salary for the other executive officers. Actual bonus amounts for any or all officers can exceed target bonuses when the Company's (or the subsidiary, division or industry segment for which the officer is responsible) net income exceeds income goals set at the beginning of the year and an individual officer's performance exceeds a rating of 1.0, and will be less than target bonuses if the appropriate net income before taxes does not reach the specified goals or an individual officer's performance is judged to be between 0 and 1.0.

         2. Target bonuses, for 1998, ranged from 40% of salary for the CEO to 30% for executive officers. The actual bonus paid, in 1998, to the CEO was 128% of his salary and ranged from 90% to 117% of salary for the other executive officers. In establishing actual bonuses for 1998, the Committee and the CEO considered the decrease in revenues, net income and net income before income tax as a percent of revenues from 26% in 1997 and 20% in 1998.

      The level of the Company's income in 1997 and 1998 resulted in income factors, coupled with individual performance factors, being set at levels that resulted in the CEO and certain executive officers receiving total compensation for 1998 at amounts somewhat below the 75th percentile of the AEA Compensation Survey and somewhat above the 75th percentile in 1997.

      All salaried employees of the Company received bonuses in 1997 and 1998; such bonuses ranged from 5% to 118% of base salary in 1997 and from 3% to 73% of base salary in 1998, exclusive of bonuses paid to executive officers.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT


Stock based compensation

    The Company's long-term compensation program consists of options granted under the Company's 1997 Stock Option Plan. The Committee encourages stock ownership by managers so that they have a vested interest in the growth and profitability of the Company. Stock options are used as a component of the total compensation package to reward performance, to equalize benefits with those offered by comparable companies and to encourage key personnel to remain with the Company. In addition, stock options emphasize the objective of increasing shareholder value and encouraging share ownership by management in accordance with established guidelines. In general, options granted to the CEO and executives vest in three installments over a period of approximately two to three years. The option agreements encourage the CEO and executives to own shares with a market value, at date of grant, equivalent to one times base annual compensation. If the executive does not own the required number of shares on the date the third installment would vest, the option period on all unexercised shares is shortened from ten years to two to three years.

    The Board of Directors functions as the administrative committee for the Option Plan and grants options based on its subjective determination of the relative current and future contribution that each optionee has or may make to the long-term goals of the Company. The OPTION GRANTS IN LAST FISCAL YEAR table shows the options granted to the CEO and each of the named executive officers during the 1998 fiscal year. Each option was granted at the fair market value of the Company's Common Stock on the date of grant. In 1998, stock options were granted to 18 key employees and directors, including the CEO and named executive officers, for the purchase of 169,000 shares of Common Stock at a price per share of $13.38, which was the fair market value of the Company's stock on the date the options were granted.

Benefits

    The CEO and other executive officers are not entitled to any additional benefits which are not also provided to all full-time salaried employees.


Respectfully submitted,

W.L. Hampton

John R. Howard

A.C. Lederer, Jr.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

                        COMPENSATION OF EXECUTIVES

Summary compensation table

    The following table provides information as to the compensation paid by the Company and its subsidiaries, during fiscal years 1998, 1997 and 1996 to the chief executive officer and the four other highest paid executive officers and directors whose remuneration exceeded $100,000 in 1998.

                                 Annual              Long-term
                              compensation          compensation
                              ------------     ------------
      (a)                 (b)     (c)       (d)      (g)        (i)
                                                 Securities  All other
   Name and                                      underlying   compen-
   principal                              Annual   options    sation
   position              Year   Salary     bonus   (#) (1)      (2)
 ---------- ----         ------ ------    ------   --------   -------
Larry Edwards,           1998  $174,760 $230,037    35,000    $12,800
 President, Chairman     1997    155,248 362,230    70,000     11,930
 of the Board, and       1996    146,309 247,099      -0-       4,376
 Chief Executive
 Officer

James M. Harwell,        1998    105,560 125,904    15,000     11,282
 Vice President          1997     98,600 176,892    30,000     10,951
                         1996     92,333 116,715      -0-       2,767

J. E. (Jim) Johnson (3)  1998    105,586 108,508    15,000     10,523
  Vice President         1997     30,465  35,229    14,700      2,005
                         1996      6,908   -0-        -0-       2,024

Paul Nesrsta,            1998    100,728 111,839    15,000     11,133
 Vice President          1997     95,550 150,324    30,000     10,862
                         1996     91,592 101,982      -0-       2,745

Max T. Langley, Senior   1998    108,864  93,388    15,000     11,387
  Vice President,        1997    104,322 133,806    30,000     11,126
  Chief Financial        1996    100,601  95,995      -0-       3,016
  Officer, Secretary
  and Treasurer
--------------------
      In   1996,  1997  and  1998,  the  Company  did  not  provide  any  other compensation or long-term compensation plans for executive officers; thus columns (e), (f) and (h) are omitted from the above table.

(1) Number of securities subject to options reflects an adjustment made as a result of the stock split in the form of a dividend paid by the Company to shareholders of record on September 22, 1997.

(2) Amounts shown in this column represent the Company's matching and annual profit sharing contributions to the Employee Stock Savings Plan for the benefit of the named individual.

(3) Mr. Johnson terminated employment with the Company in August 1996 and was re-employed in September 1997; thus his compensation for 1997 and 1996 is for periods of less than 12 months.

--------------------

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

    The Company sponsors an Employee Stock Savings Plan (the "Plan"). All U.S. employees of the Company who have been employed for six months are covered by the Plan. The Plan allows an employee to contribute up to 15% of defined compensation to the Plan. Contributions to the Plan by executive officers have been limited (9% in 1998 and 8% in 1997 and 1996) by provisions of the Internal Revenue Code. The Company matches employee contributions in an amount equal to 50% of the employee's contributions. The Company's matching contribution is limited to 2% of the employee's defined compensation. The Company also makes a voluntary contribution in an amount equal to 1% of the defined compensation of all participants. Since January 1, 1997, the Company has made an additional voluntary profit sharing contribution based on the consolidated profits of the Company. The maximum profit sharing contribution is 5% of compensation. The Company's profit sharing contributions were 5% in 1998 and 1997.

    The Company has no long-term compensation plans, awards or arrangements, except for the 1997 Stock Option Plan. The Company has no stock appreciation rights or option plans. The Company has no long-term incentive plan, defined benefit or actuarial plan, employment contracts or termination of employment or change in control agreements with any executive officer.

Compensation to directors

    Non-employee directors are paid a fee of $1,000 per month, participate in an incentive bonus program similar to the bonus program described in the Compensation Committee Report and participate in the 1997 Stock Option Plan. Incentive bonuses paid to directors are based on the Company's performance and profitability. In 1998, each director received a bonus of $12,780 in addition to the monthly fee.

Stock Option Plan

    In 1997, the Board of Directors adopted, and the shareholders approved, the 1997 Stock Option Plan ("Option Plan") for officers, directors and key employees. The objectives of the Option Plan are to promote the interests of the Company by providing an ownership incentive to officers, directors and key employees, to reward outstanding performance, and to encourage continued employment.

    Under  the  Option  Plan,  the  Board  of  Directors,  which acts  as  Plan
Administrator, determines the officers, directors and key employees to whom options are granted, the type of options, the number of shares covered by such options and the option vesting schedule. The Option Plan provides for the grant of stock options to purchase an aggregate of up to 1,000,000 shares of the Company's Common Stock. All options are issued at market value on the date of the grant.

    The Board of Directors granted options to employees to purchase 169,000 shares (no shares were granted to directors in 1998) of Common Stock during 1998. At December 31, 1998, options outstanding covered a total of 432,000 shares of Common Stock. Options covering 178,000 shares, including shares exercisable by directors, were exercisable, and options covering 254,000 shares were not yet exercisable. The purchase prices for the shares covered by existing unexercised options ranged from $3.50 to $20.25, which was market value on the date of grant.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

Option grants in last fiscal year

    The following table provides certain information with respect to stock options granted during the fiscal year ended December 31, 1998, under the Option Plan, to the executive officers named in the compensation table above.

                              % of                            Potential
                              total                       realizable value
                             options                         at assumed
                 Number of   granted                       annual rates of
                securities   to em-    Exercise   Expira-    stock price
                underlying   ployees     price     tion   appreciation for
                  options      in       $/share    date      option term
   Name           granted      1998       (1)       (2)      5%     10% (3)
-----------    ------------ --------   -------- ---------- ------- --------
    (a)           (b)(#)       (c)       (d)$       (e)     (f)$     (g)$
-----------    ------------ --------   -------- ---------- ------- --------

Larry Edwards      35,000     20.7%      13.38    2/24/08 294,500  746,400

James M. Harwell   15,000      8.9       13.38    2/24/08 126,200  319,900

J.E. (Jim) Johnson 15,000      8.9       13.38    2/24/08 126,200  319,900

Paul Nesrsta       15,000      8.9       13.38    2/24/08 126,200  319,900

Max T. Langley     15,000      8.9       13.38    2/24/08 126,200  319,900

--------------------
(1) The exercise price is the market price on the date of grant.

(2) Approximately one-third of the options will terminate early on March 1, 2000, 2001, and 2002 if optionee does not own a specified number of shares on March 1, 2000.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock appreciation exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

Aggregate option exercises in 1998 and outstanding stock option values as of December 31, 1998

    The following table discloses for the executive officers named in the above tables information regarding options to purchase the Company's Common Stock which were exercised during 1998 and options to purchase the Company's Common Stock held at the end of 1998.

                                        Number of secur-       Value of
                                         ties underlying      unexercised
                                           unexercised       in-the-money
                                             options          options at
                     Shares     Value    at 12/31/98 (1)     12/31/98 (2)
                    acquired  realized  ---------------  ----------------
                       on       upon    Exercis-  Unexer-  Exercis- Unexer-
   Name             exercise  exercise   able     cisable  able    cisable
   ---- ---------   --------- --------  ------  ------- --------
    (a)  (b)(#)      (c)($)    (d)(#)   (e)(#)    (f)($)  (g)($)
   ---- ---------   --------- --------  ------  ------- --------

Larry Edwards          -0-       -0-     23,400   58,200  17,600  17,400

James M. Harwell       -0-       -0-     10,000   25,000   7,500   7,500

J.E. (Jim) Johnson     -0-       -0-      4,900   24,800     -0-     -0-

Paul Nesrsta           -0-       -0-     20,000   25,000  15,000   7,500

Max T. Langley       1,000     7,250     10,000   25,000   7,500   7,500

--------------------
(1) Number of securities reflects the adjustment made as a result of a stock split in the form of a dividend which was paid by the Company to shareholders of record on September 22, 1997.

(2) The amounts in these columns are calculated using the difference between the exercise price and the closing price ($4.25) for the Common Stock on The Nasdaq Stock Market on December 31, 1998 of in-the-money stock options.
--------------------

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

Performance graph

    The following performance graph compares the five year cumulative total return to shareholders for the Company's Common Stock to (1) the Nasdaq Non-Financial Stocks Index (which includes the Company) and to (2) the Nasdaq Stock Market (US) CRSP Total Return Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1993 and that all dividends (the Company did not pay any cash dividends) were reinvested.

                         (Graph is displayed here)
              Comparison of Five-Year Cumulative Total Return

                                        For Years Ended December 31,
                                 ---------------------------------------
                                 1993   1994    1995   1996   1997   1998
                                 ----   ----    ----   ----   ----   ----

Reliability Common Stock         $100   $70     $211   $185   $815   $252

Nasdaq Non-Financial Stocks       100    96      134    163    191    279

Nasdaq Stock Market Total Return  100    98      138    170    209    293

Section 16(a) beneficial ownership reporting compliance

    The Securities Exchange Act of 1934, as amended, requires that the Company's directors, executive officers and 10% stockholders (if any) report to the Securities and Exchange Commission certain transactions involving Common Stock. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company and representations received from persons subject to such reporting requirements, all filings were timely during the year ended December 31, 1998.

Compensation Committee interlocks and insider participation

    The compensation committee is composed of Messrs. Lederer, Hampton and Howard. None of such persons is or has been an officer or employee of the Company or any of its subsidiaries. No director or executive officer of the Company serves as a director (or a member of the compensation committee or other group performing equivalent functions) of another entity, any of whose executive officers or directors serves as a director of the Company.

Independent auditors

    The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for 1999. Ernst & Young LLP has served as the Company's independent auditors since 1974. A representative of such firm is expected to be present at the meeting, will be given the opportunity to make a statement if so desired and will respond to appropriate questions.

Certain transactions

    On December 3, 1998, the Company purchased certain assets associated with two integrated circuit testing and conditioning service labs from Basic Engineering Services and Technology Labs, Inc. ("BEST"). The service labs are

                           RELIABILITY INCORPORATED
                              PROXY STATEMENT

located in Austin, Texas and Singapore. As partial consideration for the purchase, the Company issued 475,000 shares of Common Stock to BEST, and BEST became a 7% shareholder of the Company. The Company also entered into a two year consulting agreement with BEST to provide business transition advice and marketing and customer support services. The Company pays annual fees of $150,000 to BEST under the consulting agreement. BEST subsequently transferred the 475,000 shares of Common Stock to The Qubain Family Trust, which controls BEST (see principal shareholders).

                     THE TRANSACTION OF OTHER BUSINESS

    As of the date of this proxy statement, the Board of Directors has no knowledge of business other than that described above which will be presented for consideration at this meeting. If any other business properly comes before the meeting or any adjournment, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting the proxy.

Proposals by shareholders for 2000 annual meeting of shareholders

    Shareholders desiring to present proposals to the shareholders of the Company at the 2000 annual meeting of shareholders, and to have such proposals included in the Company's proxy statement and proxy, must submit their proposals to the Company so as to be received no later than January 3, 2000.

                                    By order of the Board of Directors,


                                             Larry Edwards
                                                Chairman

Date:  March 15, 1999


















THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS SOLICITED, ON WRITTEN REQUEST FROM SUCH PERSON DELIVERED TO INVESTOR RELATIONS MANAGER, P.O. BOX 218370, HOUSTON, TEXAS 77218, A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 1998.

                    RELIABILITY INCORPORATED     PROXY


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 1999.

    The undersigned hereby appoints Larry Edwards and Max T. Langley, or either of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of Common Stock of Reliability Incorporated (the "Company") which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on April 28, 1999, at the offices of the Company, at 10:00 a.m., Houston time, and any adjournment thereof:

1.   Election of Directors,
     Nominees: Larry Edwards, W. L. Hampton, John R. Howard,
     Thomas L. Langford, A.C. Lederer, Jr., Philip Uhrhan

   ---- FOR                  ----  WITHHELD
 /    / all nominees       /    /  from all nominees
 ----                       ----

FOR, except vote withheld from the following nominee(s):
   ----
 /    /
 ----  --------------------------------------------------
         Instruction: to withhold authority to vote for an individual nominee, write that nominee's name on the line provided above.

2. In their discretion, the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

     You are encouraged to specify your choices by marking the appropriate boxes, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE FOR THE BOARD OF DIRECTORS' NOMINEES. The Proxies cannot vote your shares unless you sign and return this Card.

      PLEASE DATE AND SIGN ON REVERSE SIDE AND MAIL YOUR PROXY PROMPTLY.

                         RELIABILITY INCORPORATED
                                   PROXY

   All as described in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

   This proxy will be voted in accordance with the specifications made hereon. If no contrary specification is made, it will be voted "FOR" each of the proposals set forth.


                        -----------------------------------
                        Signature                     Date

                        -----------------------------------
                        Signature                     Date


                               NOTE: Please sign exactly as your name appears on your stock certificate. When signing as an executor, administrator, trustee or other representative, please sign your full title. All joint owners should sign.